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                                                                Exhibit 21.1 Subsidiaries of Registrant

Company Name                                                                                 Jurisdiction
Portal Software International Pty Limited                                                  Australia
Portal Software Foreign Sales Corporation                                                  Barbados
Portal Software Canada Inc.                                                                Canada
Portal Software Cayman Islands, Inc.                                                       Cayman Islands
Portal International Holdings, Inc.                                                        Delaware
Portal Software (Europe) Limited                                                           England and Wales
Portal Software France, SARL                                                               France
Portal Software Germany GmbH                                                               Germany
Portal Software (Asia Pacific) Limited                                                     Hong Kong
Portal Software Japan K.K.                                                                 Japan
Portal Software Informatica S.L.                                                           Spain
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